Exhibit 5.1

lawyers@saul.com www.saul.com

May 2, 2018

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, NY 10167

Re:       AG Mortgage Investment Trust, Inc.

             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of up to $750,000,000 of an indeterminate amount of shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”); certain debt securities proposed to be offered by the Company from time to time under an indenture between the Company and a trustee (“Debt Securities”); warrants for the purchase of shares of Common Stock, Preferred Stock or a combination thereof (“Warrants”); and units consisting of one or more shares of Common Stock, shares of Preferred Stock, Warrants, or any combination of Common Stock, Preferred Stock and Warrants (“Units”; together with Common Stock, Preferred Stock, Debt Securities, and Warrants, collectively, the “Company Securities”) proposed to be offered by the Company from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering pursuant to a Registration Statement on Form S-3 (the “S-3 Registration Statement”), the prospectus contained in the S-3 Registration Statement (the “S-3 Prospectus”) and one or more supplements thereto.

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photographic copies of the following documents (hereinafter collectively referred to as the “Documents”):

(i) the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

(ii) the S-3 Prospectus and all supplements thereto;

◆ ◆ ◆
DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

AG Mortgage Investment Trust, Inc.

May 2, 2018

(iii) a certified copy of the Articles of Amendment and Restatement of the Company, filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on April 26, 2011 (the “Articles of Amendment and Restatement”);

(iv) a certified copy of the Articles Supplementary for 3,000,000 shares of 8.25% Series A Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on July 31, 2012 (the “Series A Articles Supplementary”);

(v) a certified copy of the Articles Supplementary for 6,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on September 21, 2012 (the “Series B Articles Supplementary”);

(vi) a certified copy of the Articles of Amendment, filed with the SDAT on May 5, 2017 (the “Articles of Amendment”; together with the 2011 Articles of Amendment and Restatement, Series A Articles Supplementary and Series B Articles Supplementary, the “Charter”);

(vii) a copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);

(viii) a copy of the resolutions adopted by the Board of Directors of the Company, dated May 2, 2018, relating, among other matters, to the filing of the S-3 Registration Statement and the shelf registration of the Company Securities contemplated by the S-3 Registration Statement and S-3 Prospectus (the “Board Resolutions”);

(ix) a certificate of status of the Company, issued by the SDAT dated April 26, 2018;

(x) a certificate of the Secretary of the Company, as to the authenticity of the Charter and Bylaws of the Company, the incumbency of the officers of the Company, the Board Resolutions, and other matters that we have deemed necessary and appropriate; and

(xi) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

AG Mortgage Investment Trust, Inc.

May 2, 2018

(d) that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e) that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f) that all public records reviewed or relied upon by us or on our behalf are true and complete;

(g) that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h) that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Company Securities, including without limitation, any Company Securities that may be issued upon conversion or exchange of any of the Company Securities;

(i) that at the time of delivery of the Company Securities, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Company Securities will not have been modified or rescinded;

(j) that the terms of all Company Securities to be established subsequent to the date of this opinion; the issuance, execution and delivery of the Company Securities; and the compliance by the Company with the terms of the Company Securities will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(k) the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of shares of the Company as contemplated by each of the S-3 Registration Statement, the S-3 Prospectus, the applicable supplement or supplements to the S-3 Prospectus is not less than the par value per share; and

(l) the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of any shares of preferred stock or common stock of the Company, whether to effect an issuance of Common Stock, Preferred Stock, Warrants, Units, or other Company Securities exchangeable or convertible into shares of common stock or preferred stock of the Company, and any other contemporaneously issued or reserved shares of common stock or preferred stock, of the Company together with the number of shares of common stock and preferred stock previously issued and outstanding and

AG Mortgage Investment Trust, Inc.

May 2, 2018

the number of shares of common stock and preferred stock previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of then-authorized shares of common stock or preferred stock of the Company or of the then-authorized shares within the applicable class or series of shares of the common stock or preferred stock of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2. When and if (a) the definitive terms of any offering of shares of Common Stock have been duly established, in accordance with proper resolutions of the Board of Directors of the Company authorizing the issuance and sale of the shares of Common Stock, and (b) those shares of Common Stock so offered have been duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, those shares of Common Stock will be validly issued, fully paid and nonassessable.

3. When and if (a) the definitive terms of any particular series of Preferred Stock have been duly established, in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of that particular series of Preferred Stock, (b) articles supplementary regarding that particular series of Preferred Stock that conform to the Charter and Maryland law have been filed with, and accepted for record by, the SDAT, and (c) those shares of Preferred Stock have been duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and in accordance with the terms of the particular series as established by the Board of Directors of the Company in the applicable articles supplementary, those shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. When and if (a) the terms of any Warrants have been duly established, in accordance with proper resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Warrants; (b) the Warrants have been duly executed and delivered in the form and in the manner contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (c) the terms of

AG Mortgage Investment Trust, Inc.

May 2, 2018

the Warrants as executed and delivered are as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and (d) the Warrants are then issued and sold as contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Warrants will constitute valid and legally binding obligations of the Company.

5. When and if (a) the terms of any Units have been duly established, in accordance with proper resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Units; (b) the Units have been duly executed and delivered in the form and in the manner contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (c) the terms of the Units as executed and delivered are as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (d) articles supplementary regarding the particular series of Preferred Stock that conform to the Charter and Maryland law have been filed with, and accepted for record by, the SDAT, if any shares of Preferred Stock are included in any Units, and (e) the Units are then issued and sold as contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Units will constitute valid and legally binding obligations of the Company.

6. When and if (a) any shares of common stock or preferred stock of the Company (“Underlying Company Securities”) issuable upon conversion of or exchange for any legally issued convertible or exchangeable Company Securities (which have been surrendered to the Company in accordance with their respective terms) are duly issued from shares or other units of those Underlying Company Securities, (b) the Board of Directors of the Company has duly authorized the issuance of those Underlying Company Securities, and (c) those Underlying Company Securities are duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Underlying Company Securities will be validly issued, fully paid and nonassessable.

7. When and if (a) the terms of the Debt Securities have been duly established, in accordance with proper resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Debt Securities (b) the indenture relating to the Debt Securities has been duly authorized, executed and delivered in the form and in the manner contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (c) the terms of the indenture relating to the Debt Securities and the Debt Securities as executed and delivered are as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (d) the Debt Securities have been duly issued and sold as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus and the purchase price therefor has been received by the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

AG Mortgage Investment Trust, Inc.

May 2, 2018

In addition to the qualifications set forth above, the opinions set forth are also subject to the following general qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions or securities contemplated in the Documents.

(iv) We express no opinion on the conditions under which the Company Securities may be resold.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP